EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-49364, No. 333-49372, No. 333-39854, No. 333-86565 and No. 333-146166) and Form S-3 (No. 333-80043, No. 333-93301, No. 333-32674, No. 333-45868, No. 333-52450, No. 333-75760, No. 333-99059, No. 333-107590, No. 333-115029, No. 333-118397 and No. 333-146165) of EasyLink Services International Corporation (the “Company”) of our report dated October 17, 2008, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ Friedman LLP
East Hanover, New Jersey
October 17, 2008